SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2002

SINCLAIR BROADCAST GROUP, INC.
401(k) PROFIT SHARING PLAN

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10706 Beaver Dam Road, Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Pursuant to approval by the Board of Directors of Sinclair Broadcast Group, Inc. (“Sinclair”) effective June 24, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and we engaged Ernst & Young LLP to serve as our independent public accountants for the fiscal year ending December 31, 2001 for the Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan (the Plan).

Arthur Andersen’s report on the statements of net assets available for plan benefits of the Plan for the year ended December 31, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2000, and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Plan’s statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Sinclair provided Arthur Andersen with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated June 24, 2002, stating its agreement with such statements.

During the fiscal year ended December 31, 2000, and through the date of this Form 8-K, Sinclair did not consult Ernst &Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s statements of nets assets available for plan benefits, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c)              Exhibits

Exhibit No.	Description
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission Dated June 24, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David B. Amy
Dated: June 24, 2002
	Name:	David B. Amy
	Title:	Executive Vice President and Chief Financial Officer